EXHIBIT 99.1

NEWS Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Contacts:

Samuel B. Hay III	David W. Brooks II
President and Chief Executive Officer	EVP and Chief Financial Officer
Main Street Banks, Inc.	Main Street Banks, Inc.
(770) 786-3441	(770) 786-3441

MAIN STREET BANKS ANNOUNCES QUARTERLY CASH DIVIDEND

ATLANTA, March 30, 2006 – The Board of Directors of Main Street Banks, Inc. (Nasdaq: MSBK) declared a regular quarterly dividend of $0.165 per share of common stock payable on April 24, 2006 to shareholders of record on April 10, 2006. The Board of Directors also declared a special dividend of $0.085 per share of common stock payable on April 24, 2006 to shareholders of record on April 10, 2006.

About Main Street

Main Street Banks, Inc., a $2.4 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 24 banking centers located in nineteen of Georgia’s fastest growing communities. Main Street is the largest community banking organization in the Atlanta metropolitan area.